UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 24, 2012, Weingarten Realty Investors and certain of its subsidiaries (collectively, “the Company”) completed its previously announced sale of 52 industrial properties, comprising 9.6 million square feet, for a total sales price of $382.4 million (inclusive of assumed debt of $4.8 million as of the date of sale). The industrial properties sold in this transaction are located in Florida, Georgia, Tennessee, Texas and Virginia. The sale occurred pursuant to the terms of the Purchase and Sale Agreement, dated as of April 10, 2012, by and between the Company, as seller, and DRA Fund VII LLC, an affiliate of DRA Advisors LLC, as buyer, which was previously filed as Exhibit 10.1 to the Company’s Form 8-K dated April 12, 2012.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2012, and unaudited pro forma condensed consolidated statements of operations and comprehensive income of the Company for the three months ended March 31, 2012 and the years ended December 31, 2011, 2010 and 2009 including notes thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

99.1

Unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2012, and unaudited pro forma condensed consolidated statements of operations and comprehensive income of the Company for the three months ended March 31, 2012 and the years ended December 31, 2011, 2010 and 2009 including notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2012, and unaudited pro forma condensed consolidated statements of operations and comprehensive income of the Company for the three months ended March 31, 2012 and the years ended December 31, 2011, 2010 and 2009 including notes thereto.

4